Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.selective.com

For release at 4:15 p.m. (ET) on July 28, 2010
Investor Contact: Jennifer DiBerardino
973-948-1364, jennifer.diberardino@selective.com

Media Contact: Gail Petersen
973-948-1307, gail.petersen@selective.com

Selective Insurance Group Reports
Second Quarter 2010 Earnings

Branchville, NJ – July 28, 2010 – Selective Insurance Group, Inc. (NASDAQ: SIGI) today reported its financial results for the second quarter ended June 30, 2010.  Net income for the quarter was $0.35 per diluted share and operating income1 was $0.41 per diluted share.  Net investment income, after tax, increased 28% to $27.9 million compared to second quarter 2009.  Book value per share increased $1.80, or 10%, to $19.65 compared to $17.85 on June 30, 2009.

“We had strong operating results this quarter including a profitable commercial lines statutory combined ratio of 99.9%,” said Chairman, President and Chief Executive Officer Gregory E. Murphy. “Despite a highly competitive commercial lines marketplace and soft economy, we remain one of the only carriers increasing commercial lines renewal pure price.  With our strong agency relationships, sophisticated underwriting and granular pricing, we were able to increase our renewal pure price by 3.3%.

“Wind, hail and rain continued in the second quarter and we experienced unusually high catastrophe losses,” Murphy continued.  “These storms had an unfavorable impact of $16 million, or 4.5 points, on our statutory combined ratio of 101% for the quarter.  Partially offsetting the catastrophe losses was favorable casualty loss development of $11 million, or 3.1 points.  In addition, we experienced solid investment results including $5 million in positive returns from our alternative investments.

“Personal lines net premiums grew 14% and retention remained strong during a quarter when we continued to successfully raise rates,” said Murphy.  “The impact from catastrophe losses was 8.5 points on a 107.6% statutory combined ratio.”

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Selective’s second quarter 2010 highlights, compared to second quarter 2009:
•	Net income was up 20% to $18.8 million, or $0.35 per diluted share, compared to $15.7 million, or $0.29 per diluted share;
•
Net realized losses on investments were $2.1 million, after tax, or $0.04 per diluted share, including non-cash other-than-temporary impairments of $4.0 million, after tax, compared to a loss of $7.3 million, or $0.14 per diluted share, including non-cash other-than-temporary impairments of $8.1 million, after tax;

•	Operating income[1] decreased 2% to $22.2 million, or $0.41 per diluted share, compared to $22.7 million, or $0.42 per diluted share;
•	Combined ratio: GAAP: 100.9% compared to 98.3%; Statutory: 101.0% compared to 98.8%;
•	Total net premiums written (NPW) were down 3% to $353.5 million;
o	Commercial lines NPW were down 6% to $286.9 million;
o	Personal lines NPW were up 14% to $66.6 million;
•	Catastrophe losses were $10.4 million, after tax, versus $3.4 million, after tax; and
•	Net investment income, after tax, increased 28% to $27.9 million.

For the six months ended June 30, 2010, compared to the first six months of 2009:
•	Net income was $24.6 million, or $0.45 per diluted share, compared to $2.8 million, or $0.05 per diluted share;
•
Net realized losses on investments were $2.2 million, after tax, or $0.04 per diluted share, including non-cash other-than-temporary impairments of $9.4 million, after tax, compared to a loss of $23.0 million, or $0.43 per diluted share, including non-cash other-than-temporary impairments of $25.7 million, after tax;

•	Operating income[1] was $28.8 million, or $0.53 per diluted share, compared to $25.4 million, or $0.47 per diluted share;
•	Combined ratio: GAAP: 102.5% compared to 99.6%; Statutory: 101.9% compared to 99.5%;
•	Total NPW were down 3% to $721.6 million;
o	Commercial lines NPW were down 5% to $598.8 million;
o	Personal lines NPW were up 13% to $122.8 million;
•	Catastrophe losses were $26.1 million, after tax, versus $4.3 million, after tax; and
•	Net investment income, after tax, increased 48% to $54.8 million.

Balance Sheet and Guidance
At June 30, 2010, Selective’s assets were $5.2 billion, up 2% over year end 2009.  Stockholders’ equity was up 4% to $1.0 billion for the quarter.  Statutory surplus ended the quarter at $1.0 billion.

Selective’s Board of Directors declared a $0.13 per share quarterly cash dividend on common stock payable September 1, 2010 to stockholders of record as of August 13, 2010.

The 2010 guidance remains at a statutory combined ratio of 101.5%.

The supplemental investor packet, including financial information that is not part of this press release, is available on the Investors’ page of Selective’s public website at

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www.selective.com.   Selective’s quarterly analyst conference call will be simulcast at 8:30 a.m. ET, on July 29, 2010 at www.selective.com. The webcast will be available for rebroadcast until the close of business on August 27, 2010.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. is a holding company for seven property and casualty insurance companies rated “A+” (Superior) by A.M. Best.  Through independent agents, the insurance companies offer primary and alternative market insurance for commercial and personal risks, and flood insurance underwritten by the National Flood Insurance Program.  Selective maintains a website at www.selective.com.

Forward-Looking Statements
In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations and projections regarding Selective's future operations and performance.

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA").  The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements.  These statements relate to our intentions, beliefs, projections, estimations or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely” or “continue” or other comparable terminology.  These statements are only predictions, and we can give no assurance that such expectations will prove to be correct.  We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause our actual results to differ materially from those projected, forecasted or estimated by us in forward-looking statements, include, but are not limited to:
•	difficult conditions in global capital markets and the economy;
•	deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and fluctuations in interest rates;
•	ratings downgrades could affect investment values and therefore statutory surplus;
•	the adequacy of our loss reserves and loss expense reserves;
•
the frequency and severity of natural and man-made catastrophic events, including, but not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, explosions, severe winter weather, floods and fires;

•	adverse market, governmental, regulatory, legal or judicial conditions or actions;
•	the concentration of our business in the Eastern Region;
•	the cost and availability of reinsurance;

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•	our ability to collect on reinsurance and the solvency of our reinsurers;
•	uncertainties related to insurance premium rate increases and business retention;
•
changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states, particularly changes in New Jersey automobile insurance laws and regulations;

•	recent federal financial regulatory reform provisions that could pose certain risks to our operations;
•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor’s, Moody’s and Fitch;
•	our entry into new markets and businesses; and
•
other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive.  We operate in a continually changing business environment, and new risk factors emerge from time-to-time.  We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.

Selective’s SEC filings can be accessed through the Investors and Corporate Governance sections of Selective’s website, www.selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

1Operating income differs from net income by the exclusion of realized gains or losses on investments and the results of discontinued operations. It is used as an important financial measure by management, analysts and investors, because the realization of investment gains and losses on sales in any given period is largely discretionary as to timing. In addition, these investment gains and losses, as well as other-than-temporary investment impairments that are charged to earnings and the results of discontinued operations, could distort the analysis of trends. Operating income is not intended as a substitute for net income prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). A reconciliation of operating income to net income is provided in the GAAP Highlights and Reconciliation of Non-GAAP Measures to Comparable GAAP Measures. Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners Accounting Practices and Procedures Manual and, therefore, is not reconciled to GAAP.

Selective Insurance Group, Inc. (Nasdaq: SIGI) *
GAAP Highlights and Reconciliation of Non-GAAP Measures to Comparable
GAAP Measures

(in thousands, except per share data)
3 months ended June 30:	2010	2009
Net premiums written	$353,524	365,263
Net premiums earned	352,190	358,311
Net investment income earned	36,545	26,368
Net realized losses	(3,264)	(11,294)
Total revenues	387,718	377,195

Operating income	22,212	22,700
Net realized losses, net of tax	(2,121)	(7,342)
(Loss) income from discontinued operations, net of tax	(1,325)	330
Net income	$18,766	15,688

Statutory combined ratio	101.0%	98.8%
Statutory combined ratio, excluding catastrophe losses	96.5%	97.3%
GAAP combined ratio	100.9%	98.3%

Operating income per diluted share	$0.41	0.42
Net income per diluted share	0.35	0.29
Weighted average diluted shares	54,361	53,234
Book value per share	$19.65	17.85

6 months ended June 30:	2010	2009
Net premiums written	$721,615	741,046
Net premiums earned	708,392	722,184
Net investment income earned	71,251	42,085
Net realized losses	(3,328)	(35,319)
Total revenues	780,830	734,041

Operating income	28,847	25,366
Net realized losses, net of tax	(2,163)	(22,958)
(Loss) income from discontinued operations, net of tax	(2,115)	403
Net income	$24,569	2,811

Statutory combined ratio	101.9%	99.5%
Statutory combined ratio, excluding catastrophe losses	96.2%	98.6%
GAAP combined ratio	102.5%	99.6%

Operating income per diluted share	$0.53	0.47
Net income per diluted share	0.45	0.05
Weighted average diluted shares	54,289	53,181
Book value per share	$19.65	17.85

*All amounts included in this release exclude intercompany transactions.